                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               ARIEL CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                               ARIEL CORPORATION
                                2540 Route 130
                          Cranbury, New Jersey 08512



May 20, 1999


Dear Stockholder:


     On behalf of the Board of Directors and employees of Ariel, I cordially invite you to attend the 1999 Annual Meeting of Stockholders (the "Meeting") of Ariel Corporation (the "Company") to be held on June 23, 1999 at 9:15 A.M. at the Harvard Club, 27 West 44th Street, New York, New York.


     This year one director is nominated for election to the Board. At the Meeting you will be asked to elect one director to serve until the 2002 Annual Meeting. You will also be asked to ratify the Company's selection of PricewaterhouseCoopers, LLP as the Company's auditors for the 1999 fiscal year and to consider a proposal to amend the Company's 1995 Stock Option Plan to increase the number of shares that can be issued under the Plan from 1,700,000 to 2,200,000.


     The accompanying Proxy Statement provides a detailed description of these proposals. You are urged to read the accompanying materials so that you may be informed about the business to come before the Meeting.


     It is important that your shares be represented at the Meeting. Accordingly, we urge you, whether or not you plan to attend the Meeting, to complete, sign and date your proxy and return it to us promptly in the enclosed envelope. If you attend the Meeting, you may vote in person, even if you have previously mailed in your proxy.


   We look forward to seeing you at the Meeting.



                                        Sincerely,



                                        -------------------------------------
                                        JAY H. ATLAS
                                        Chief Executive Officer

                               ARIEL CORPORATION
                                2540 Route 130
                          Cranbury, New Jersey 08512



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS OF
ARIEL CORPORATION


     The Annual Meeting of Stockholders of Ariel Corporation (the "Company") will be held at the Harvard Club, 27 West 44th Street, New York, New York on Wednesday, June 23, 1999 at 9:15 A.M., Eastern Standard Time (the "Annual Meeting"), for the following purposes:

       1. To elect one (1) director of the Company to serve as a Class III Director for a three-year term until the third succeeding Annual Meeting of Stockholders and until his successor is duly elected and qualify.

       2. To ratify the appointment of PricewaterhouseCoopers, LLP as independent public accountants of the Company for the fiscal year ending December 31, 1999.

       3. To amend the Company's 1995 Stock Option Plan.

       4. To transact such other business as may come before the Annual Meeting or any adjournment thereof.


     Only stockholders of record at the close of business on May 10, 1999 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.


                                          By Order of the Board of Directors


                                          -------------------------------------
                                          HAROLD W. PAUL
                                          Secretary


May 20, 1999








WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING OR, IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                               ARIEL CORPORATION
                                2540 Route 130
                          Cranbury, New Jersey 08512


                                PROXY STATEMENT

     This proxy statement contains information related to the Annual Meeting of stockholders of Ariel Corporation to be held on Wednesday, June 23, 1999, beginning at 9:15 A.M. at the Harvard Club, 27 West 44th Street, New York, New York and at any postponements or adjournments thereof.

                               ABOUT THE MEETING

What is the purpose of the Annual Meeting?

     At the Company's Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, ratification of the Company's independent auditors and amending the Company's 1995 Stock Option Plan. In addition, the Company's management will report on the performance of the Company during fiscal 1998 and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, May 10, 1999 are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the Meeting, or any postponement or adjournment of the Meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the Meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the Meeting. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Meeting.

What constitutes a quorum?

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the Meeting to conduct its business. As of the record date, 9,775,150 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the Meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the Meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request, although attendance at the Meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

     o for election of the nominated director (see page 4);

     o for ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors (see page 12); and

     o for amendment of the 1995 Stock Option Plan (see page 12).

     With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a majority of the votes cast at the Meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of the director will not be voted, although it will be counted for purposes of determining whether there is a quorum.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                 ANNUAL REPORT

     A copy of the Ariel Corporation Annual Report, including financial statements for the year ended December 31, 1998, on which no action will be asked by the Board of Directors, is enclosed herewith. It is not to be regarded as proxy solicitation material.

                                STOCK OWNERSHIP

Who are the largest owners of the Company's stock?

     The Company knows of no single person or group that is the beneficial owner of more than 5% of the Company's common stock, other than Mr. Agnello, the Company's Chairman and former Chief Executive Officer.

How much stock do the Company's directors and executive officers own?

     The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by the Company's directors, the executive officers of the Company named in the Summary Compensation Table and the directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of May 10, 1999.

                                                                 Number of Shares
                      Name and Address                          Beneficially Owned     Percentage
------------------------------------------------------------   --------------------   -----------
Jay H. Atlas ...............................................               --            *
2540 Route 130,
Cranbury, NJ 08512

Anthony M. Agnello .........................................          838,500(1)       8.1%
2540 Route 130,
Cranbury, NJ 08512

Brian Hoerl ................................................           39,500(2)         *
2540 Route 130,
Cranbury, NJ 08512

Dennis Schneider ...........................................               --            *
2540 Route 130,
Cranbury, NJ 08512

Jack Loprete ...............................................               --            *
2540 Route 130,
Cranbury, NJ 08512

Robert J. Ranalli ..........................................           50,000(3)         *
2540 Route 130,
Cranbury, NJ 08512

Edward D. Horowitz .........................................           50,000(3)         *
2540 Route 130,
Cranbury, NJ 08512

Etienne A. Perold ..........................................          180,000(4)       1.7%
2540 Route 130,
Cranbury, NJ 08512

Harold W. Paul .............................................           31,000(5)         *
630 Third Ave.,
New York, NY 10017

Theodore J. Coburn .........................................           60,000(6)         *
2540 Route 130,
Cranbury, NJ 08512

All Officers and Directors as a group (ten people) .........        1,249,000         12.1%

------------
 * Less than one percent.
(1) Includes 137,500 shares subject to presently exercisable options.
(2) Includes 32,500 shares subject to presently exercisable options.
(3) All shares beneficially owned by Messrs. Ranalli and Horowitz reflect options issued in exchange for their services as directors.
(4) Includes 172,000 shares subject to presently exercisable options and 6,000 shares owned by Mr. Perold's wife and children.
(5) Includes 27,500 shares subject to presently exercisable options. (6) Includes 60,000 shares subject to presently exercisable options.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

Directors

     One director will be elected at the Meeting. The Company's Board of Directors is currently composed of seven directors. The Board of Directors are divided into three classes and the members of each class are elected at the Annual Meeting of the stockholders held in the year in which the terms for that class expire, as follows: Messrs. Agnello, Coburn and Paul are Class I Directors, with terms expiring at the date of the Meeting in 2001; Messrs. Ranalli and Horowitz are Class II Directors, with terms expiring at the Stockholders Meeting in 2000; and Messrs. Atlas and Perold are Class III Directors, with terms expiring at the next Stockholders Meeting. The incumbent Board serves as a nominating committee for new directors. Mr. Perold is not standing for re-election.

     Proxies received in response to this solicitation will be voted for the election of Jay H. Atlas unless otherwise specified in the proxy. The nominee has consented to serve as director if elected at the Meeting. The Board of Directors has no reason to believe that the nominee will decline or be unable to serve as a Director of the Company. However, if the nominee should not be available for election as contemplated, the management proxy holders will vote for a substitute designated by the current Board of Directors. In no event will proxies be voted for more than one nominee or other than a classified basis.

     The following table sets forth certain information, as of the Record Date, concerning the nominee for election as a director of the Company. For information as to the shares of the Common Stock held by the nominee, see the section "Stock Ownership" elsewhere in this Proxy Statement.


Nominee                    Age    Present Position
-------                    ---    ----------------
Jay H. Atlas ..........    54     Chief Executive Officer, President, and
                                  Director

     Jay H. Atlas joined the Company as its Chief Executive Officer and President in December 1998. He was appointed a director of the Company in January 1999. From 1995 to 1998 he served as the President and CEO of CTF Group, a management consulting firm. Since 1998 he has served as a trustee of the Kobrick Investment Trust, a group of mutual funds. He has more than 30 years experience in the industry including 20 years at Digital Equipment Corp. including senior management positions in sales, service and marketing.

Information About Directors Continuing in Office


     The following Class I Directors were elected at the Company's 1998 Annual Meeting for terms ending in 2001:


Name                             Age    Position
----                             ---    --------
Anthony M. Agnello ..........    49     Chairman of the Board of Directors

Theodore J. Coburn ..........    44     Director

Harold W. Paul ..............    51     Director, Secretary

     Anthony M. Agnello, 49, co-founded the Company in 1982 and has served as Chairman, Director of the Board and Chief Executive Officer since 1982. He also held the title of President from 1988 until September 17, 1996. In December 1998, Mr. Agnello resigned as Chief Executive Officer simultaneously with the appointment of Mr. Atlas to that position.

     Theodore J. Coburn, 44, was appointed a Director of the Company in and a member of the Compensation and Audit Committees of the Board of Directors in March 1998. Mr. Coburn is a co-founder and principal in Brown, Coburn & Co., an investment banking service company founded in 1994. Mr. Coburn was a managing director of Merrill Lynch's Capital Markets Group from 1982 to 1986 and head of the Global Equity Transactions Group for Prudential Securities from 1986 to 1990. Mr. Coburn is a member of the Board of Directors of Nicholas - Applegate Fund, Inc.; the Emerging German Fund; Moovies Inc. and Measurement Specialties, Inc.

     Harold W. Paul, 51, has been a Director of the Company since June 1995 and was appointed Secretary in March 1998. For more than five years, Mr. Paul has been a partner at Berger & Paul, LLP, a New York law firm specializing in securities matters.

     The following Class II Directors were elected at the 1997 Annual Meeting for terms ending in 2000:


Name                             Age    Position
----                             ---    --------
Edward D. Horowitz ..........    51     Director

Robert J. Ranalli ...........    61     Director

     Edward D. Horowitz, 51, has been a Director of the Company and a member of the Audit Committee since August 1995. From 1989 to 1996, Mr. Horowitz was employed by Viacom International Inc., most recently as Senior Vice President - Technology. He was also the Chairman and Chief Executive Officer of Viacom Interactive Media, and is a Director of Star Sight Telecast. Effective January 1997, Mr. Horowitz became Executive Vice President of Advanced Development of Citigroup.

     Robert J. Ranalli, 61, has been a Director of the Company and a member of the Audit Committee since August 1995. He has been a member of the Compensation Committee since March 1998. Mr. Ranalli served as President of AT&T Consumer Services from 1984 until his retirement in 1994, and three year terms each as Chairman of the Board for AT&T Universal Card Services and AT&T Transtech Services. Since April 1998, he has been a director of CMGI, Inc. based in Andover, MA.

Family Relationship


     There are no family relationships among any director or executive officer of the Company.

     The Board of Directors recommends a FOR vote for the nominee.

Executive Compensation


     The following table summarizes the compensation earned by the Chief Executive Officer and the four most highly compensated executive officers whose compensation exceeded $100,000 for each of the last three years:

                         SUMMARY COMPENSATION SCHEDULE


                                           Annual Compensation                            Long-Term Compensation
                               -------------------------------------------   ------------------------------------------------
                                                                              Other Annual       Number          All Other
                                Year         Salary             Bonus         Compensation     of Options      Compensation
                                ----         ------             -----         ------------     ----------      ------------
Jay H. Atlas ...............   1998        $  5,288(1)              --                --         486,000               --
                               1997              --                 --                --              --               --
                               1996              --                 --                --              --               --

Anthony M. Agnello .........   1998         193,077            950,000(2)         17,792         175,000          605,000(3)
                               1997         193,462                 --            18,780              --            5,338
                               1996         202,408             65,000            19,669              --            4,476

Brian Hoerl ................   1998         189,269            255,417(4)         19,609          20,000            5,000
                               1997         181,231             47,104            20,393              --            3,228
                               1996         159,470             36,888            13,214          50,000               --

Jeffrey Sasmor .............   1998              --                 --                --              --          227,750(5)
                               1997         140,539                 --            14,507          40,000           84,019
                               1996         154,166             30,000           137,747              --            3,578

Gerard E. Dorsey ...........   1998          61,268                 --            14,092              --          125,139(6)
                               1997         146,538                 --            24,461              --            4,396
                               1996         150,000                 --            20,020              --            4,500

John Lynch .................   1998         155,769             28,077            15,096          25,000           84,363(7)
                               1997         150,000                 --            31,569              --            8,536
                               1996         148,847                 --            12,092              --            4,465

------------
(1) Reflects employment commencement date of December 21, 1998.
(2) Reflects CSG sale bonus of $950,000.
(3) Includes accrued severance of $600,000 paid in 1999 and 401K match -
    $5,000.
(4) Includes CSG sale bonus of $200,000 and executive quarterly bonus.
(5) Includes severance pay of $205,000 and option exercise of $22,750.
(6) Includes 401K match of $1,809 and option exercise of $123,330.
(7) Includes option exercise of $77,140, accrued vacation payout 1998 of $2,458 and 401K match of $4,765.

How are directors compensated?

     Base Compensation. In 1998 the Board of Directors adopted a standardized method for compensating outside directors. Each non-employee director receives a retainer based on an annualized rate of $6,000. All of the non-employee directors are currently participating in this plan. Directors who are also employees of the Company receive no additional compensation for service as directors.

     Options. Each non-employee director receives an automatic grant, upon his election, of options to purchase 10,000 shares of common stock for each year of service, vesting in equal installments over three years and having a ten-year term, permitting the holder to purchase shares at their fair market value on the date of grant.

How often did the Board meet during fiscal 1998?

     The Board of Directors met seven times during fiscal 1998. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he served.

What committees has the Board established?

     The Board of Directors has standing Compensation and Audit Committees.

                          BOARD COMMITTEE MEMBERSHIP


Name                             Compensation Committee    Audit Committee
----                             ----------------------    ---------------
Anthony M. Agnello ..........

Jay H. Atlas ................              *                      *

Theodore J. Coburn ..........              *                      *

Edward D. Horowitz ..........

Harold W. Paul ..............

Robert J. Ranalli ...........              *                      *

     Compensation Committee. The Compensation Committee is charged with reviewing the Company's general compensation strategy; establishing salaries and reviewing benefit programs (including pensions) for the Chief Executive Officer and those persons who report directly to him; reviewing, approving, recommending and administering the Company's stock option plans and certain other compensation plans; and approving certain employment contracts. In fiscal 1998, the Compensation Committee met three times.

     Audit Committee. The Audit Committee met twice during fiscal 1998. Its functions are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor the Company's policies relating to ethics and conflicts of interests; discuss with management and the independent accountants the Company's draft annual financial statements and key accounting and/or reporting matters, including "Year 2000" matters; and review the activities and recommendations of the Company's management audit department.

Certain relationships and related transactions.

     In June 1998, the Company entered into an agreement to sell its Communication Systems Group (CSG) to Cabletron Systems for approximately $33,500,000 net of amount paid to engineers and other members of the group paid directly to them by Cabletron. As part of the transaction, the Company paid bonuses to three outside directors who played an integral role in the transaction. These bonuses included $1,541,673 to Mr. Perold, $950,000 to Mr. Agnello, $140,000 to Mr. Coburn and $75,000 to Mr. Ranalli.

     Berger & Paul, LLP, a law firm of which Mr. Paul, a director of the Company, is a partner, received fees of approximately $125,000, $75,000, and $70,000, for the year ended December 31, 1998, 1997 and 1996 respectively, for legal services which it performs on behalf of the Company.

     Brown, Coburn & Co., of which Mr. Coburn is a co-founder and principal, received fees of $156,200, $88,000 and $23,000 for the years ended December 31, 1998, 1997 and 1996 in connection with investment banking advisory services.

     Mr. Atlas provided management advisory services to the Company in 1998 prior to joining as President, CEO and his appointment as a director. Fees incurred for the year ended December 31, 1998 were approximately $25,000.

     The Company believes that the transactions described above were on terms no less favorable than could have been obtained from unaffiliated third parties. The Company has undertaken that all future transactions with its executive officers, directors and 5% stockholders will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the directors of the Company disinterested in the transaction.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding stock options granted to the six individuals named in the Summary Compensation Table. In addition, in accordance with the Commission's rules, the table also shows a hypothetical potential realizable value of such options based upon assumed rates of annual compounded stock price appreciation of 5% and 10% from the date such options were granted over the full term. The assumed rates of growth were selected by the Commission for illustrative purposes only, and are not intended to predict future stock prices which will depend upon market conditions and the Company's future performance and prospects. Based upon the closing stock price and the number of common shares outstanding at the end of 1998, an assumed annual stock price appreciation of 10% would produce a corresponding aggregate pretax gain over the full option term of approximately $50 million for the Company's common stockholders.




                                Number of
                               Securities    % of Total Options        Per                     Potential Realized Value at
                               Underlying        Granted to           Share                   Assumed Annual Rates of Stock
                                Options           Employees         Exercise     Expiration    Price Appreciation for Term
            Name                Granted        In Fiscal Year         Price         Date            5%             10%
            ----                -------        --------------         -----         ----            --             ---
Jay H. Atlas ...............     486,000         18.0%               $  2.375        12/21/08     $ 1,880,152     $2,993,827

Anthony M. Agnello .........      75,000          2.8%                  4.00         11/15/08         488,688        778,123
                                 100,000          3.7%                  2.375        12/18/08         388,682        616,014

Brian Hoerl ................      20,000          0.7%                  4.00         11/15/08         130,312        207,500

John Lynch .................      10,000          0.4%                  4.00         11/15/08          65,156        103,750
                                  25,000          0.9%                  3.125        10/01/08         127,257        202,636

                    AGGREGATE FISCAL YEAR-END OPTION VALUE

     The following table sets forth certain information concerning stock option exercises by the four individuals named in the Summary Compensation Table during 1998 including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1998. Also reported are the values for "in-the-money" options which represent the excess of the closing market price of the Common Stock at December 31, 1998 over the exercise price of the option.

                                                                      Number of Securities             Value of Unexercised
                                 Shares                        Underlying Unexercised Options At      In-The-Money-Options At
                                Acquired          Value              December 31, 1998 (#)             December 31, 1998($)
           Name               On Exercise     Realized ($)         Exercisable/Unexercisable         Exercisable/Unexercisable
           ----               -----------     ------------         -------------------------         -------------------------
Jay H. Atlas .............       -0-              -0-                    -0-/486,000                       -0-/516,375

Anthony M. Agnello .......       -0-              -0-                   37,500/137,500                     -0-/106,250

Jeffrey Sasmor ...........       5,000          22,750                   110,750/-0-                        69,866/-0-

Brian Hoerl ..............       -0-              -0-                   145,000/2,500                       24,688/-0-

Gerard E. Dorsey .........      28,400          99,708                     -0-/-0-                           -0-/-0-

John Lynch ...............      20,000          98,440                  105,000/10,000                      7,688/-0-

Employment Agreements

     Jay H. Atlas is employed under a three year employment agreement effective December 21, 1998 pursuant to which he is paid a base salary of $275,000. He is eligible for a bonus of 50% of his annual base salary based upon the attainment of certain goals set by the Board of Directors. Upon execution of the employment agreement, Mr. Atlas was granted an aggregate of 486,000 common stock purchase options exercisable at $2.38 per share, vesting over a four year period from December 21, 1999 through December 21, 2002. Mr. Atlas has executed non-competition and non-solicitation agreements with the Company pursuant to which for a specified period following the termination of his employment, he has agreed not to solicit the Company's customers or employees or to become associated with the Company's competitors. Mr. Agnello resigned as Chief Executive Officer of the Company effective upon Mr. Atlas' employment in December 1998. Mr. Agnello entered into an agreement with the Company in December 1998 providing for a one time severance payment of $600,000 in March 1999 and the issuance of 100,000 common stock purchase options at $2.38 per share. Additionally, Mr. Agnello entered into a two year consulting agreement with the Company pursuant to which is paid $50,000 per year. His non-competition and non-solicitation agreements have been extended through December 2001.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.


Report of Compensation Committee

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 1998.


What is the Company's philosophy of executive officer compensation?

     o a base salary,

     o a performance-based annual bonus, and

     o periodic grants of stock options.

     The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short and long-term interests of stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is "at risk"- namely, the annual bonus and stock options. The annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to Company performance. Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's stockholders.

     Base Salary. Base salaries for the Company's executive officers, as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer, taking into account such factors as competitive industry salaries; a subjective assessment of the nature of the position; the contribution and experience of the officer, and the length of the officer's service.

     Annual Bonus. In December 1998, the Company entered into employment agreements with two new executive officers, Mr. Atlas and Mr. Schneider. Each of these officers have bonus provisions in their agreements which are performance based.

     Stock Option. Under the stock option guidelines adopted by the Compensation Committee, stock option grants may be made to executive officers upon initial employment, upon promotion to a new, higher level position that entails increased responsibility and accountability and in connection with the execution of a new employment agreement. Options typically vest over a minimum four year period.


How is the Company's Chief Executive Officer compensated?

     As Chief Executive Officer, Mr. Atlas is compensated pursuant to an employment agreement entered into in December 1998. The agreement, which extends through December 2001, subject to earlier termination under certain circumstances, provides for an annual base salary of $275,000. Mr Atlas' bonuses for each fiscal year may be up to 50% of his base annual salary based upon performance related goals set by the Board of Directors. Additionally, he was granted 486,000 options exercisable at $2.38 per share vesting over a four year period commencing December 21, 1999.

Report on Repricing of Stock Options

     Stock options were granted under the Company's 1994 and 1995 Stock Option Plans to many employees of the Company from August, 1995 through July, 1998 with an exercise prices ranging from $5.25 to $11.63 per share. Subsequent to these grants the market price of the Common Stock suffered a significant decline. In order to ensure that the options previously granted would provide a meaningful incentive to motivate and retain employees, Company employees were given the opportunity to cancel such options and receive in exchange a like number of options granted as of November 15, 1998 with an exercise price of $4.00 providing for a newly commenced vesting period as of the repricing date.

     It is the opinion of the Committee that the aforementioned compensation structures provide features which properly align the Company's executive compensation with corporate performance and the interests of its stockholders and which offer competitive compensation relevant to comparable opportunities in the marketplace.


                                        Respectfully submitted,
                                        The Compensation Committee:
                                        Jay H. Atlas
                                        Robert J. Ranalli
                                        Theodore J. Coburn

Compliance with Section 16(a) of the Exchange Act

     Section 16 (a) of the Securities and Exchange Act of 1934 requires Ariel's directors and executive officers to file with the SEC initial reports of ownership and reports of changes in ownership of Ariel's common stock. Ariel believes that during the fiscal year ended December 31, 1998, its officers and directors complied with all these filing requirements except for one option exercise transaction by Etienne Perold and the initial report of ownership by Theodore Coburn both of which were inadvertently omitted and later reported in an amended filing. In making this statement, Ariel has relied upon the representations of its directors and executive officers. The Company does not believe any other stockholders are subject to Section 16 (a) filing requirements.


                         COMPARATIVE PERFORMANCE CHART

     The graph set forth below compares the cumulative total return on the Company's Common Stock for the period commencing January 25, 1995 and ending December 31, 1998 against the cumulative total return on the NASDAQ Market Index and a peer group comprised of certain public companies whose business activities fall within the same standard industrial classification code as the Company. This graph assumes an investment of $100 made on January 25, 1995 in the Company's Common Stock and in each index assuming the reinvestment of any dividends paid by the companies. The Common Stock price performance shown below should not be viewed as indicative of future performance.



                            TOTAL SHAREHOLDER RETURN




                 25Jan95      Dec95        Dec96        Dec97        Dec98
-------------------------------------------------------------------------------
ARIEL CORP        100        235.14       224.32       121.62        74.34
NASDAQ INDEX      100        140.64       172.98       212.26       297.87
PEER GROUP        100        180.42       164.64       226.89       312.68

              PROPOSAL NO. 2: APPOINTMENT OF INDEPENDENT AUDITORS

     On March 23, 1999, the Board of Directors selected PricewaterhouseCoopers, LLP to continue as the Company's independent public accountants for the fiscal year ending December 31, 1999.

     Although neither federal nor state law requires the approval of the auditors by stockholders, the Board believes that, in view of the importance of financial statements to the stockholders, the selection of independent public accountants should be passed on by stockholders. Accordingly, approval of the following resolution will be requested at the Meeting:

   "RESOLVED, that the Board of Directors appointment of PricewaterhouseCoopers, LLP to serve as the Company's independent public accountants for fiscal year ending December 31, 1999 be, and the same hereby is ratified and approved."

     The Board of Directors recommends a vote FOR the foregoing resolution. In the event that stockholders disapprove of the selection, the Board of Directors will consider the selection of other auditors.

     A representative of PricewaterhouseCoopers, LLP will be present at the Meeting. The Company has been informed that the representative does not intend to make any statement to the stockholders at the Meeting, but will be available to respond to appropriate questions from stockholders.

                                PROPOSAL NO. 3:
               AMENDMENT OF THE COMPANY'S 1995 STOCK OPTION PLAN

     In order to provide the Company the ability to issue options, the Board adopted the 1995 Stock Option Plan (the "1995 Plan") effective January 1, 1996, which was approved by the Company's stockholders at the Annual Meeting held on May 14, 1996, and amended as approved by the stockholders at the Annual Meetings held on June 12, 1997 and June 24, 1998. The 1995 Plan is intended to encourage stock ownership by officers, employees, independent contractors and advisors of the Company and thereby enhance their proprietary interest in the Company.

     On March 23, 1999, the Board of Directors adopted a resolution, subject to shareholder approval, to amend the 1995 Stock Option Plan to increase the number of shares issuable thereunder from 1,700,000 to 2,200,000. The Board of Directors believes that stock options are valuable tools for the recruitment, retention and motivation of qualified employees, including officers and other persons who can contribute materially to the Company's success. As of March 31, 1999, options to purchase 1,394,650 shares were outstanding under the 1995 Stock Option Plan and predecessor plans. The Board of Directors believes that equity ownership by management and other employees has contributed to the Company's growth over the past five years. The Board believes that it is important to have additional shares available under the 1995 Stock Option Plan to provide adequate incentives to the Company's growing workforce and to continue aligning the interests of management with those of the company's stockholders. A summary of the significant provisions of the 1995 Stock Option Plan, as amended from 1,700,000 shares to 2,200,000 shares is set forth below.

Administration of the 1995 Plan

     The 1995 Plan is administered by a committee (the "Committee") consisting of two or more persons who are appointed by, and serve at the pleasure of, the Board and each of whom is a "disinterested person" as that term is defined in Rule 16b of the General Rules and Regulations under the Securities Exchange Act of 1934. Subject to the express provisions of the 1995 Plan, the Committee has the sole discretion to determine to whom among those eligible, and the time or times at which, options will be granted, the number of shares to be subject to each option and the manner in and price at which options may be exercised. In making such determinations, the Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant. Options are designated at the time of grant as either "Incentive Stock Options" intended to qualify under
Section 422 of the Internal Revenue Code (the "Code") or "non-qualified options" which do not so qualify.

     The Committee may amend, suspend or terminate the 1995 Plan at any time, except that no amendment may be adopted without the approval of shareholders which would (i) increase the maximum number of shares which may be issued pursuant to the exercise of options granted under the Plan; (ii) change the eligibility requirements for participation in the 1995 Plan; (iii) permit the grant of any incentive stock option under the 1995 Plan with an option price of less than 10% of the fair market value of the shares at the time such incentive stock option is granted; or (iv) extend the term of any incentive stock options or the period during which any incentive stock options may be granted under the 1995 Plan.

     Unless the 1995 Plan is terminated earlier by the Board, the 1995 Plan will terminate on December 31, 2005.

Shares Subject to the Plan

     No more than 2,200,000 shares of Common Stock may be issued pursuant to the exercise of options granted under the 1995 Plan. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for purposes of the 1995 Plan.

     Under certain circumstances involving a change in the number of shares of Common Stock without the receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which options may be granted under the 1995 Plan, the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1995 Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. An option may not be transferred other than by, will or by the laws of descent and distribution, and during the lifetime of the option holder may be exercised only by such holder.

Participation

     The Committee is authorized to grant incentive stock options from time to time to such employees of the Company as the Committee, in its sole discretion, may determine. Employees of the Company, advisors and independent contractors providing services to the Company are eligible to receive non-qualified options under the 1995 Plan.

Option Price

     The exercise price of each option is determined by the Committee, but may not, in the case of incentive stock options, be less than 100% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted. In the case of non-qualified options, the option price per share may be less than, equal to or greater than the fair market value of the shares of Common Stock covered by the option on the date the option is granted. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the incentive stock option on the date the option is granted.

Terms of Options

     The Committee has the discretion to fix the term of each option granted under the 1995 Plan, except past the maximum length of term of each option is 10 years, subject to earlier termination as provided in the Plan.

Required Vote

     The affirmative vote of holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting is required to approve the 1995 Plan pursuant to the following resolution:

   "RESOLVED, that the Company's 1995 Stock Option Plan be amended to provide for the issuance of up to 2,200,000 shares in the aggregate."

     The Board of Directors recommends that you vote FOR the amendment of the 1995 Plan.


                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be pre- sented to the Meeting other than the first four proposals set forth in the attached Notice of Annual Meeting. If any other matters properly come before the Meeting, it is intended that the holders of the management proxies will vote thereon in their discretion.

     The solicitation of proxies on the enclosed form of proxy is made by and on behalf of the Board of Directors of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by the officers or directors of the Company.

     Stockholder proposals for inclusion in the Company's proxy statement for the 2000 Annual Meeting of Stockholders must be received no later than January 20, 2000 pursuant to Rule 14a-8 of the Securities Exchange Act of 1934.


                                            By Order of the Board of Directors



                                            ------------------------------------
                                            HAROLD W. PAUL
                                            Secretary


May 20, 1999

                               ARIEL CORPORATION
       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 23, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jay H. Atlas and Harold W. Paul and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote the Annual Meeting of Stockholders of Ariel Corporation (the "Company") on June 23, 1999 at 9:15 A.M. at the Harvard Club, 27 West 44th Street, New York, New York or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote is personally present, upon the following matters:

1. ELECTION OF DIRECTORS
   / / FOR the nominee listed below           / / WITHHOLD AUTHORITY
       (except as marked to the contrary          to vote for the nominee
       below)                                     listed below
       Jay H. Atlas

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as Independent Public Accountants for the Company for the Fiscal Year ending December 31, 1999.

                       FOR / /  AGAINST / /  ABSTAIN / /

3. Proposal to ratify amending the Company's 1995 Stock Option Plan.

                       FOR / /  AGAINST / /  ABSTAIN / /

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                                    (Continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND PROPOSALS LISTED ABOVE.


                                        Date:                              ,1999
                                             ------------------------------

                                        ----------------------------------------
                                                      Signature

                                        ----------------------------------------
                                              Signature if held jointly

                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        trusts, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign the full corporate name by
                                        President or other authorized officer.
                                        If a partnership, please sign in
                                        partnership name by authorized person.

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.